EX-99.906 CERT

                                  CERTIFICATION


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Alger Institutional Fund does hereby certify, to such officer's knowledge, that:

The semi-annual report on Form N-CSR of The Alger Institutional Fund for the period ended April 30, 2003 (the "Form N-CSR") fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Alger Institutional Fund.



Dated: July 8, 2003

/s/ Fred M. Alger
-----------------
Fred M. Alger
Chairman and President
THE ALGER INSTITUTIONAL FUND


Dated: July 8, 2003

/s/ Gregory S. Duch
-------------------
Gregory S. Duch
Treasurer
THE ALGER INSTITUTIONAL FUND


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Alger Institutional Fund and will be retained by The Alger Institutional Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.